SETTLEMENT AGREEMENT

        This is an agreement (hereinafter referred to as "Agreement") dated and effective as of this 28th day of June, 1999 ("Effective
Date"), by and between the following parties:

a) Ethicon Inc., a corporation organized under the laws of the State of New Jersey, having its principal office at U.S.
Route 22, Somerville, NJ 08876; Mitek Surgical Products, a division of Ethicon, having its principal office at 60
Glacier Drive, Westwood, MA 02090; Gynecare, a division of
Ethicon, having its principal office at 235 Constitution
Drive, Menlo Park, CA 94025; and Gynecare, Inc., a corporation organized under the laws of the State of California, having its principal office at 235 Constitution
Drive, Menlo Park, CA 94025 (collectively "Ethicon");


b) Gyrus Medical, Ltd., a corporation organized under the laws of the United Kingdom, having a principal office at Fortran
Road, St. Mellons, Cardiff CF3 OLT, UK ("Gyrus"); and


c) ArthroCare Corporation, a corporation organized under the laws of the State of Delaware having its principal office at 595 North Pastoria Ave., Sunnyvale, CA 94086
("ArthroCare").

ARTICLE 1 - BACKGROUND

1.1 Ethicon and ArthroCare are presently parties to a pending patent litigation (further defined below), that involves alleged infringement arising from the manufacture and sale of Ethicon's VAPR(R) and VersaPoint(R) electrosurgical products. ArthroCare and Ethicon wish to fully settle this litigation through licenses and grants of immunity from suit upon the terms and conditions set forth below.

1.2 Ethicon and ArthroCare further wish to establish and utilize procedures for binding arbitration to resolve certain future patent-related disputes between the parties.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

ARTICLE 2 - DEFINITIONS

        The following terms, when used with initial capital letters, shall have the meanings set forth below.

        2.1 "Affiliate" is any entity that directly or indirectly controls, is controlled by, or is under common control with a Party, and for such purpose "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

        2.2 "ArthroCare Patents and Applications" includes U.S. patents and applications that contain claims or pending claims [***] and are further defined by the following:

a. U.S. patents issued, and U.S. patent applications pending in the United States Patent and Trademark Office ("PTO"), [***]; and


b. U.S. patent applications that are filed in the PTO after the Effective Date that claim priority to any issued patent or pending patent application identified in clause (a) above, including any patents issuing from such patent applications; and

c. U.S. patents issuing after the Effective Date that issue from or claim priority to any issued patent or pending patent application identified in clauses (a) or (b) 'above; and


d. Any reissues, renewals, substitutions, re-examinations and extensions of any of the foregoing in clauses (a),
(b), or (c), above.

A list of the patents and patent applications in existence as of the Effective Date that fall under the definition of "ArthroCare Patents and Applications" is attached as Schedule A hereto.

        2.3 "Arthroscopy Field of Use" means the use of radio frequency (between 10 Kilohertz ("Khz") and 20 Megahertz ("Mhz")) in arthroscopy [***].

        2.4     "Asserted Claims" means the following patent claims: [***]

2.5 "Calendar Quarter" is the usual and customary Ethicon calendar quarter, used for internal accounting purposes, of approximately three (3) months, in which each of the first two months consist of four weeks and the third month consists of five weeks.

2.6 "Controller(s)" shall mean a radio frequency power supply that operates at any frequency between 10Khz and 20Mhz.

2.7 "Disposable Product(s)" shall mean medical instruments and components of such medical instruments which may have one or more electrode(s) and electrical connection(s) for coupling the electrode(s) to a Controller(s).

2.8 "Established Current Net Selling Price" shall mean the average selling price
("ASP") of a Licensed Product in the Territory in the applicable Field of Use for the immediately preceding three (3) month period.

        2.9 "Ethicon Patents and Applications" includes U.S. patents and applications that contain claims or pending claims [***] and are further defined by the following:

                a. U.S. patents issued, and U.S. patent applications pending in the United States Patent Office "PTO"), [***]; and

b. U.S. patent applications that are filed in the PTO after the Effective Date that claim priority to any issued patent or pending patent application identified in clause (a) above, including any patents issuing from such patent applications; and

c. U.S. patents issuing after the Effective Date that issue from or claim priority to any issued patent or pending patent application identified in clauses (a) or (b) above;
and

d. Any reissues, renewals, substitutions, re-examinations and extensions of any of the foregoing in clauses (a), (b), or (c), above.

A list of the patents and patent applications in existence as of the Effective Date that fall under the definition of "Ethicon Patents and Applications," including but not limited to those Ethicon Patents and Applications [***] is attached as Schedule B hereto.

        2.10 "Ethicon Issued Patent" means an issued patent listed on Schedule B, or a patent which issues from an application listed on Schedule B, or a patent which issues from an application which claims priority to a patent or application listed on Schedule B.

        2.11 [***]

        2.12 "Fields of Use" shall mean, collectively, the Arthroscopy Field of Use and the
Gynecology Field of Use.

2.13 "Foreign Counterpart" means counterparts to the ArthroCare Patents and Applications or counterparts to the Ethicon Patents and Applications filed outside of the United States. Attached as Schedule D hereto is a list of the currently pending Foreign Counterparts to the ArthroCare Patents and Applications filed as of the Effective Date. Attached as Schedule E hereto is a list of the currently pending Foreign Counterparts to the Ethicon Patents and Applications filed as of the Effective Date.

        2.14 "Gynecology Field of Use" means the use of radio frequency (between 10 Khz and 20 Mhz) in hysteroscopic [***]

        2.15    "Licensed Product" includes [***]

        2.16 "Litigation" shall mean ArthroCare Corporation v. Ethicon, Inc., et al., U.S. District Court for the Northern District of California Civil Action No. C98-00609 WHO.


        2.17 "Material Change" shall be [***] The following examples are only intended to assist the Parties and any appointed arbitrator(s) under this Agreement in assessing whether a change is a Material Change. The examples are not intended to act as a limitation on the stated definition of "Material Change."
a.      By way of example only and not limitation, [***]

b. In contrast, and by way of further example and not limitation, [***]

        2.18    "Net Sales" is [***] less the following amounts:  [***]

        2.19 "The Parties" to this Agreement are ArthroCare, Ethicon and Gyrus.

2.20 "Surgical Kit" shall mean a plurality of products or devices sold together with a single invoice price. Such products or devices do not necessarily have to be used together in a surgical procedure, or used in a surgical procedure at all, to be considered part of the Surgical Kit.

        2.21    "Technology" means radio frequency (between 10 Khz and 20
Mhz) medical devices for use in arthroscopy or hysteroscopic gynecology
[***].

        2.22 "Territory" shall mean the United States of America, including its territories and possessions.

2.23 "Valid Claim" is an unexpired issued claim of a patent that has not been held invalid or unenforceable by a final decision of a court or other governmental agency of competent jurisdiction, which final decision is not appealable or appealed within the time allowed for appeal, or by a decision from the arbitrator(s) as provided under
Article 14, herein, and which has not been admitted to be invalid or unenforceable by the patent owner or its successors or assigns through reissue or disclaimer.

ARTICLE 3 - DISMISSAL OF THE LITIGATION

        3.1 Subject to the terms and conditions of this Agreement, Ethicon and ArthroCare agree to promptly dismiss with prejudice all claims and counterclaims in the Litigation, each side bearing its own costs of suit and attorney fees. To effectuate this provision, those Parties will sign the Stipulated Notice of Dismissal with Prejudice that is attached hereto as Schedule F within 2 court days of the Effective Date. Ethicon and ArthroCare shall, immediately upon execution thereof, [***]


ARTICLE 4 - ARTHROCARE LICENSE GRANT AND RELEASE

        4.1 Subject to the terms and conditions of this Agreement, ArthroCare grants to Ethicon a [***] license [***] under the ArthroCare Patents and Applications to make, have made, use, import, sell, have sold, and offer for sale Licensed Products solely in the Arthroscopy Field of Use solely within the Territory.

4.2 Subject to the terms and conditions of this Agreement, ArthroCare grants to Ethicon a [***] license [***] under the ArthroCare Patents and Applications to make, have made, use, import, sell, have sold, and offer for sale Licensed Products solely in the Gynecology Field of Use solely within the Territory.

        4.3 Ethicon shall have the right to extend the licenses granted herein to any of Ethicon's Affiliates, upon the terms and conditions of this Agreement, provided that Ethicon provides ArthroCare with notice of any such extension within sixty (60) days thereof and further provided that Ethicon agrees in writing to be responsible for the performance by such Affiliates of all of Ethicon's obligations hereunder, [***]

        4.4 Subject to the terms and conditions of this Agreement, ArthroCare forever releases and discharges Ethicon and Gyrus, and their Affiliates, directors, officers, employees, suppliers and customers (the "Released Parties") from and against all patent claims, liabilities, damages, royalties and other expenses whatsoever [***]

4.5
(a)     [***]

(b) [***]

(c) [***]

(d)     [***]

(e)     [***]

(f)     [***]

(g)     [***]

(h)     [***]

(i)     [***]


ARTICLE 5 - PAYMENTS

5.1 License Fee. Within two (2) business days of the Effective Date, Ethicon will pay ArthroCare [***] as a license fee [***] This license fee shall [***]

5.2 Royalty Payments. In further consideration for the licenses and release granted to
Ethicon under Article 4 herein, Ethicon shall pay ArthroCare on a quarterly basis pursuant to Article 6.1, below, royalties for the term of the licenses granted in Article 4 as follows:

a.      Ethicon shall pay ArthroCare a royalty of [***] on Net
Sales of the Licensed Products in the Arthroscopy
Field of Use in the Territory [***]

b.      Ethicon shall pay ArthroCare a royalty of [***] on Net
Sales of the Licensed Products in the Gynecology Field of Use in the Territory commencing on the Effective
Date.

c.      Notwithstanding anything to the contrary in Articles
5.2(a) and (b), Ethicon shall pay ArthroCare a royalty of [***]

d.      [***]

No multiple royalties shall be payable because [***]

        5.3     [***]

        5.4 Surgical Kit Sales. In the event that a Licensed Product is sold as part of a Surgical Kit and if, as such part, such Licensed
Product does not have a separate invoiced selling price, then for the purposes of computing earned royalties, the following guidelines shall apply:

a. Net Sales of such Licensed Product shall be [***]

5.5 Payment in U.S. Dollars. Royalties and the license fee shall be paid in United States Dollars. In the event Ethicon receives payment for Licensed Products in a currency other than U.S. dollars, the payment payable by Ethicon to ArthroCare shall be computed using the official rate of exchange of the currency as quoted by the Wall Street Journal, New York Edition, on the last business day of the calendar quarter for which the royalties are payable.

5.6 Place for Payment. The payment of royalties and the license fee shall be made payable to ArthroCare Corporation, and sent to the following address:
ArthroCare Corporation, Attn. Christine Hanni, Vice President, Finance and CFO, 595 North Pastoria Ave., Sunnyvale, CA 94086 or such address or individual as ArthroCare provides Ethicon in writing under Article 15.4 below. The payment of the license fee shall be made by wire transfer to the following account number:

        [***]


5.7     [***]


ARTICLE 6 - ETHICON RECORD KEEPING AND REPORTS

        6.1 Ethicon shall keep accurate books and records of the Net Sales of the Licensed Product, and of all payments due ArthroCare hereunder. Ethicon shall deliver to ArthroCare written reports of Net Sales of the Licensed Products (including number of units sold and revenue received) during the preceding Calendar Quarter on or before the [***] day following the end of each Calendar Quarter. Such report shall include a summary of the units sold and revenue received for the relevant time period on a product-by-product basis and, subject to the provisions of Article 5.8, shall be accompanied by the monies due.

        6.2 ArthroCare shall have the right at its own expense, after [***] days advance written notice to Ethicon to nominate an independent accountant acceptable to and approved by Ethicon (which approval shall not be unreasonably withheld or delayed.) The independent accountant shall have access to Ethicon's books and records during reasonable business hours for the sole purposes of auditing the royalty reports
(and supporting books and records) and verifying the royalties payable as provided for in this Agreement for the three preceding calendar years. This right may not be exercised more than once in any calendar year. During the inspection, ArthroCare shall solicit or receive only information relating solely to the accuracy of the royalty report and the royalty payments made according to this Agreement. Ethicon shall be entitled to withhold approval of said accountant unless the accountant shall agree to sign a reasonable confidentiality agreement with Ethicon which shall obligate such accountant to hold the information it receives from Ethicon in confidence except for information necessary for disclosure to ArthroCare to establish the accuracy of the royalty reports and payments. Although the fees and expenses of such inspection/audit shall initially be borne by ArthroCare, if an underpayment in royalties of more than [***] of the total royalties due to ArthroCare hereunder for any Calendar Quarter is discovered, then such fees and expenses shall be borne by Ethicon, and Ethicon shall promptly pay ArthroCare any such delinquent royalty amounts with interest thereon at the prime rate reported by the Bank of America, San Francisco, plus [***], computed from the date such royalty amounts were due until the date Ethicon pays such royalty amounts.


ARTICLE 7 - IMMUNITY FROM SUIT

        7.1 Subject to the terms and conditions of this Agreement, Ethicon and Gyrus hereby grant to ArthroCare and its directors, officers, employees, distributors, sales agents, suppliers, and customers ("the Immune Parties") in the Fields of Use in the Territory immunity from suit for infringement (whether direct, contributory or induced) under the Ethicon Patents and Applications, such immunity extending [***]

        7.2 (a) If any ArthroCare product incorporating, using, or made using any of the Technology (other than those products identified in Article 7.1) infringes a Valid Claim of an Ethicon Issued Patent, ArthroCare shall be entitled to a [***] license in the Territory, [***] in and to the infringed Ethicon Issued Patents in the Fields of Use, and at a royalty rate to be determined by agreement or through mediation or binding arbitration as set forth in Article 14, below. If Ethicon or Gyrus grants such a [***] license to ArthroCare in the Territory for any [***]

                (b) At the time any license is granted under this Article 7.2, Gyrus and/or Ethicon (as appropriate) will enter into a separate license agreement with ArthroCare reflecting its scope, terms and provisions, which shall be negotiated by the Parties in good faith. The [***] license(s) granted under this Article 7.2 will provide ArthroCare with the right to make, have made, use, import, sell, have sold, and offer for sale the licensed products in the Fields of Use within the Territory.

                (c) In the event that [***] under this paragraph shall be limited to the U.S. patent applications and U.S. patents identified in
Article 2.7 of this Agreement that are owned by or assigned to [***] as of the date of such transfer. In that event, ArthroCare's royalty payments under such licenses will be made to [***]

                (d) [***]

7.3     If ArthroCare receives a license as provided for under
Article 7.2, the following provision shall apply: In the event Ethicon has granted or shall grant to any third party any license, release or other right, including, but not limited to, a waiver of suit or settlement of litigation under any Ethicon Issued Patents in the Fields of Use for any period of time and such license, release or other right includes a royalty based on sales of products covered by the Ethicon Issued Patents in the Fields of Use (hereinafter "Third Party Grant,') Ethicon shall, within [***] days of either the date of the license to ArthroCare under Article 7.2 or the Third Party Grant, whichever is earlier, provide written notice of the Third Party Grant to ArthroCare, [***]

ARTICLE 8 - THIRD PARTY INFRINGEMENT

8.1 In the event that there is infringement on a Substantial Commercial Scale by a third party of any Valid Claim of an ArthroCare Patent covering a Licensed Product and licensed to Ethicon hereunder in the Fields of Use in the Territory, Ethicon shall notify ArthroCare in writing to that effect, including with said written notice evidence establishing a prima facie case of infringement by one or more Infringing Product(s) of one or more Valid Claim(s) by such third party. For the purposes of Article 8, Substantial Commercial Scale shall mean [***] If, prior to the expiration of [***] from the date of said notice, ArthroCare obtains a discontinuance of such infringement or brings suit against the third party infringer, and diligently prosecutes such suit thereafter, then [*** ] Ethicon will cooperate with ArthroCare in any such suit and shall have the right to consult with ArthroCare and be represented by its own counsel at its own expense. ArthroCare and Ethicon shall both have the right to arbitrate, under the provisions of
Article 14, any disagreement between the Parties under Article 8, including, but not limited to, any disagreement over [***] From the date one party notifies the other it wishes to commence an arbitration proceeding or mediation under Article 14, until such time as the matter has been finally settled, the running of any time period referred to in
Article 8 shall be suspended.

        8.2 In the event that the Parties enter into arbitration regarding [***] and in the event that Ethicon should prevail in any such arbitration, ArthroCare [***] However, in the event that the arbitration decision issues within the [***] set forth in Article 8.1 (as suspended during the pendency of the arbitration), ArthroCare [***]

        8.3 Notwithstanding anything to the contrary in the Agreement, if in ArthroCare's reasonable judgement it is necessary [***] then ArthroCare shall notify Ethicon and ArthroCare shall [***]

8.4 After the expiration of said [***] from the date of said notice, if Ethicon and ArthroCare have agreed, or an arbitrator has ruled pursuant to Article 14, that [***]

        8.5 Notwithstanding any other provision in this Agreement, ArthroCare shall not be required to [***]

ARTICLE 9 - WARRANTIES AND REPRESENTATIONS

        9.1     ArthroCare expressly warrants and represents that

a. It owns all of the right, title and interest in and to the ArthroCare Patents and Applications and/or is empowered to grant the licenses and release granted herein;

b. It has no outstanding encumbrances or agreements, including any agreements with academic institutions, universities, or other third parties, whether written, oral or implied, which would be inconsistent with the licenses and release granted herein;

c. Schedule A includes to the best of ArthroCare's knowledge all of the patents and patent applications filed as of the Effective Date that fall under the definition of ArthroCare Patents and Applications; and

d. Schedule C includes to the best of ArthroCare's knowledge [***]

9.2 ArthroCare shall indemnify and hold Ethicon and its Affiliates, officers, directors, employees, and agents, as well as Gyrus and its Affiliates, officers, directors, employees, and agents, harmless from all liabilities, demands, damages, expenses (including reasonable attorney fees) and losses arising out of or relating to:

a.      The breach of any of the warranties and
representations set forth in Article 9.1 above; and

b. The possession, manufacture, use, sale or other disposition by or on behalf of ArthroCare of any ArthroCare product (including without limitation
Existing Products) whether based on breach of warranty, negligence, product liability or otherwise, and

c. ArthroCare's exercise of any right granted to ArthroCare pursuant to this Agreement.

9.3     Ethicon expressly warrants and represents that

a. Ethicon is empowered to grant the immunities from suit granted in Article 7.1, and is empowered to grant the licenses described in Article 7.2.

b. Ethicon has no outstanding encumbrances or agreements, including any agreements with academic institutions, universities, or other third parties, whether written, oral or implied, which would be inconsistent with the licenses and immunities from suit granted herein;

c. Schedule B includes to the best of Ethicon's knowledge all of the patents and patent applications in existence as of the Effective Date that fall under the definition of Ethicon Patents and Applications; and

d.      [***]

9.4     Gyrus expressly warrants and represents that

a. Gyrus is empowered to grant the immunities from suit granted in Article 7.1, and is empowered to grant the licenses described in Article 7.2, to the extent that such immunities and licenses relate to Ethicon Patents and Applications owned by, or assigned to, Gyrus;

b. Gyrus has no outstanding encumbrances or agreements, including any agreements with academic institutions, universities, or other third parties, whether written, oral or implied, which would be inconsistent with the licenses and immunities from suit granted herein;

c. Schedule B includes to the best of Gyrus'knowledge all of the patents and patent applications in existence as of the Effective Date that fall under the definition of Ethicon Patents and Applications; and

d.      [***]

        9.5 Ethicon shall indemnify and hold ArthroCare and its Affiliates and its officers, directors, employees, and agents harmless from all liabilities, demands, damages, expenses (including reasonable attorney fees) and losses arising out of or relating to:

a. The breach by Ethicon of any of the warranties and representations set forth in Article 9.3 above; and

b. The possession, manufacture, use, sale or other disposition by or on behalf of Ethicon of any Licensed
Product whether based on breach of warranty, negligence, product liability or otherwise, and

c. Ethicon's exercise of any right granted to Ethicon pursuant to this Agreement.

        9.6 Gyrus shall indemnify and hold ArthroCare and its Affiliates and its officers, directors, employees, and agents harmless from all liabilities, demands, damages, expenses (including reasonable attorney fees) and losses arising out of or relating to:

a. The breach by Gyrus of any of the warranties and representations set forth in Article 9.4 above; and

b. The possession, manufacture, use, sale or other disposition by or on behalf of Gyrus of any Licensed
Product whether based on breach of warranty, negligence, product liability or otherwise, and

c. Gyrus' exercise of any right granted to Gyrus pursuant to this Agreement.

9.7 Notwithstanding anything to the contrary herein, the indemnification provisions of this Article shall not extend to any consequential damages that a Party may suffer as a result of a breach of this Agreement.

        9.8 Notwithstanding anything to the contrary herein, the parties agree that a breach of Sections 9.1c. and d. and 9.3 c. and d. shall not be deemed to be a material breach. Upon knowledge of any such breach by one party, the non-breaching party shall notify the breaching party of the breach. The breaching party shall have a period of ninety (90) days from the date of receipt of the notice to correct the breach, at which point the breach shall be deemed material. Should either party decide to submit the matter to arbitration pursuant to Article 14 herein, then the ninety-day period shall be tolled pending the outcome of the arbitration.


ARTICLE 10 - DISCLAIMER OF CERTAIN WARRANTIES

        10.1    Nothing in this Agreement is or shall be construed as:

                a. A warranty or representation by ArthroCare as to the validity or scope of any patent claim or patent under ArthroCare Patents and Applications; or

b. A warranty or representation by Ethicon or Gyrus as to the validity or scope of any patent claim or patent under Ethicon Patents and Applications; or

c. A warranty or representation by ArthroCare that anything made, used, imported, sold, or offered for sale under the licenses granted by ArthroCare to Ethicon or Gyrus hereunder is or will be free from infringement of any patent rights, foreign or domestic, or other intellectual property right of any third party and/or not covered by this Agreement; or

d. A warranty or representation by Ethicon or Gyrus that anything made, used, imported, sold, or offered for sale under the licenses or immunities from suit granted by Ethicon and/or Gyrus to ArthroCare hereunder is or will be free from infringement of any patent rights, foreign or domestic, or other intellectual property right of any third party and/or not covered by this Agreement;
or

e. Except as provided in Article 8 of this Agreement, an obligation of ArthroCare to bring or prosecute actions or suits against third parties for infringement of the ArthroCare Patents and Applications; or

f. An obligation of Ethicon or Gyrus to bring or prosecute actions or suits against third parties for infringement of the Ethicon Patents and Applications; or

g. Granting, by implication, estoppel, or otherwise, any licenses or rights to Ethicon under patents or other rights of ArthroCare or third parties other than as expressly provided herein, regardless of whether such patents or other rights are dominant or subordinate to any ArthroCare
Patents and Applications; or

h. Granting, by implication, estoppel, or otherwise, any licenses or rights to ArthroCare under patents or other rights of Ethicon, Gyrus or third parties other than as expressly provided herein, regardless of whether such patents or other rights are dominant or subordinate to any Ethicon Patents and Applications.

        10.2 ARTHROCARE MAKES NO WARRANTIES WITH RESPECT TO THE ARTHROCARE PATENTS AND APPLICATIONS, FOREIGN COUNTERPARTS, ANY NON-U.S. PATENTS, OR THE LICENSED PRODUCTS, WHETHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ARTHROCARE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF QUALITY, MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

        10.3 ETHICON AND GYRUS MAKE NO WARRANTIES WITH RESPECT TO THE ETHICON PATENTS AND APPLICATIONS, FOREIGN COUNTERPARTS, ANY NON-U.S. PATENTS, OR ANY PRODUCTS THAT MAY BE LICENSED THEREUNDER, WHETHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ETHICON AND GYRUS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.


ARTICLE 11 - LIMITATION OF LIABILITY

        11.1 NO PARTY WILL BE LIABLE TO ANY OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, (B) ANY LOST PROFITS OR LOST BUSINESS OR (C) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES; EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF
THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS    BEEN ADVISED OF
THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.

ARTICLE 12 - TERMINATION

        12.1 The licenses granted under Article 4, and the payment obligations under Article 5, shall remain in effect until [***]

        12.2 Any licenses granted under Article 7 shall remain in effect until [***] The immunity granted in Article 7.1 shall remain in effect until [***]

12.3 Ethicon or ArthroCare [***] may terminate this Agreement upon ninety (90) days prior written notice for any material breach or default of the other Party of any material provision of this Agreement. Such written notice shall be sent to all Parties. Subject to the provisions of Article 14 below, such termination shall become effective at the end of the ninety (90) day period unless during such period the party in breach or default cures such breach or default, or in the event of a material breach by Ethicon, [***] From the date one Party notifies the other it wishes to commence an arbitration proceeding or a mediation under Article 14, until such time as the matter has been finally settled through mediation or by arbitration, the running of the time period referred to herein, as to which a party must cure a breach, shall be suspended as to the subject matter of the dispute. This Agreement will remain in full force and effect during any ninety (90) day cure period and/or during any such mediation or arbitration.


ARTICLE 13 - MATTERS SUBMITTED TO BINDING ARBITRATION

        13.1 The following matters shall be submitted to binding arbitration in accordance with Article 14.

                a. Disputes which may arise under Articles 4, 5, or 6, above, including but not limited to the following:


i.      [***]

b. Disputes which may arise under Article 7, above, including but not limited to the following:


i.      [***]

c.      [***]

d. Any other disputes that arise between the Parties concerning or relating to the Agreement.



ARTICLE 14 - BINDING ARBITRATION

        14.1 Any dispute, claim or controversy arising from or related in any way to this Agreement or to the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining to the CPR Institute for Dispute Resolution, or successor ("CPR"). In the event, however, that the rules of the CPR conflict with the express provisions herein the provisions of this Article 14 control. If ArthroCare submits a claim or controversy to arbitration pursuant to this Article the arbitration will be held in New Brunswick, New Jersey. If Ethicon or Gyrus submit a claim or controversy to arbitration pursuant to this Article the arbitration will be held in Santa Clara County, California. Any cross-claims, counterclaims or other claims arising out of or related to this Agreement or the original arbitration shall be arbitrated in the same location as the original arbitration proceeding.

14.2 The panel of arbitrators shall consist of three arbitrators chosen from the CPR
Panels of Distinguished Neutrals. Each arbitrator chosen from the CPR Panels of Distinguished Neutrals under this Article shall be either a lawyer who has specialized in business litigation with at least 15 years experience with a law firm of over 25 lawyers or has served as a judge of a court of general jurisdiction. Furthermore, if at least one of the issues to be resolved by the arbitrators is described in Articles 13.1(a)(i), 13.1(b)(i), 13.1(b)(ii), or 13.l(c), then at least one of the arbitrators shall, in addition to the qualifications listed above, be an attorney with at least 10 years experience litigating or preparing and prosecuting patent applications. In the event that the aggregate damages sought by the claimant are stated to be less than [***] and the aggregate damages sought by the counterclaimant are stated to be less than [***] the Parties shall select a single arbitrator having the same qualifications and experience specified above. The arbitrator(s) shall be neutral, independent, disinterested, impartial, and shall abide by the Canons of Ethics of the American Bar Association for neutral, independent arbitrators.

        14.3 The Parties agree to cooperate in good faith to set up the logistics and procedures of the arbitration. In particular, the Parties agree to cooperate: (a) to obtain selection of the arbitrator(s) within 45 days of initiation of the arbitration, (b) to meet with the arbitrator(s) within 45 days of their selection, and (c) to agree at that meeting or before upon procedures for discovery and as to the conduct of the arbitration hearing. There shall be no ex parte communications with an arbitrator either before or during the arbitration relating to the dispute, the issues involved in the dispute, or the arbitrator's views on any such issues.

        14.4 The Parties further agree that the procedures for discovery and the conduct of the arbitration hearing will result in the hearing being concluded within no more than 9 months after selection of the arbitrator(s). The Parties further agree that arbitrator(s) shall render the judgment and award within 9 months of the conclusion of the hearing(s), or of any post-hearing briefing, which must be completed by both sides with 30 days after the conclusion of the hearing. The Parties further agree that during discovery any expert witness(es) retained to testify in the arbitration must submit an expert report which complies with the provisions of Federal Rule of Civil Procedure 26(a)(2).

14.5 In the event that the Parties are unable to reach agreement on the procedures for discovery and the conduct of the arbitration hearing as set forth in clause 14.3 -- 14.4 above, the CPR will select the arbitrator(s). In so doing, the CPR will allow three peremptory challenges for each side and appropriate strikes for reasons of conflict or other cause. The arbitrator(s) shall then set a date for the hearing and commit to the rendering of the award within the time periods specified in clause 14.4 above. The arbitrators shall also provide for discovery according to the time limits set forth in clause 14.4. In so doing the arbitrators shall recognize the understanding of The Parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that The Parties may meet the time limits of clause 14.4 without undue difficulty. Neither side may obtain more than a total of [***] of deposition testimony from all witnesses, including both fact and expert witnesses. Furthermore, neither side may serve more than [***] individual requests for documents, including subparts, or [***] individual requests for admission or interrogatories, including subparts. Notwithstanding the above limits on deposition time and written discovery, if the arbitration includes a large number of patents, named inventors and/or products in dispute, either Party may show good cause to expand the hours of deposition testimony allowed from the witnesses, and the arbitrator(s) will have the discretion to grant such request, so long as such grant of additional discovery is consistent with the limitations and the spirit of this Agreement to have substantially less discovery conducted than is conducted in typical patent litigation, and notwithstanding the above, in no event shall such additional discovery allow any increase in the time periods described in
Article 4.4. In the event multiple hearing days are required, they will be scheduled consecutively to the greatest extent possible.

        14.6 The arbitrator(s) shall render their award following the substantive law of the state where the arbitration is conducted pursuant to clause 14.1, as well as the law set forth in the Patent Code (35 U.S.C.1 et seq.), except that the interpretation and enforcement of these arbitration provisions shall be governed by the Federal Arbitration Act. The arbitrator(s) are not free to apply "amiable compositeur," or to apply their own or another's view of "natural justice and equity." The arbitrator(s) shall have the power to exclude evidence on the grounds that the prejudicial effect of such evidence exceeds its probative value, that the evidence is cumulative, or that the evidence is irrelevant. The arbitrator(s) shall issue a written opinion setting forth findings of fact, conclusions of law, and the reasons therefor. A transcript of the evidence adduced at the hearing shall be made and shall be made available to either Party on request at the requesting Party's expense.

        14.7 The Parties agree that the arbitration hearings, the award, and the written opinion will be kept confidential. The arbitrator(s) shall issue appropriate protective orders to safeguard The Parties' confidential information.

        14.8    Each Party to this Agreement hereby knowingly and
voluntarily waives its right to trial by jury of any dispute, claim or controversy arising from or related in any way to this
Agreement or    to the interpretation, application, breach,
termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise.

        14.9 Each Party to this Agreement hereby knowingly and voluntarily waives any claim to punitive or exemplary damages from another Party as part of any dispute, claim or controversy arising from or related in any way to this Agreement or to the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise. This waiver includes any claim to increased damages premised on an allegation of willful patent infringement. Each Party to this Agreement is hereby precluded from requesting or receiving such damages in any arbitration proceeding under this Article.

14.10 Each Party to this Agreement hereby knowingly and voluntarily waives any right to seek or receive injunctive relief as part of any dispute, claim or controversy arising from or related in any way to this Agreement or to the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise. Each Party to this Agreement is hereby precluded from requesting or receiving injunctive relief in any arbitration proceeding under this Article.

        14.11 The Parties agree that there is no right of appeal from the final decision of the arbitrator(s). Each Party to this Agreement acknowledges that the final decision of the arbitrator(s) shall be binding upon The Parties, and hereby knowingly and voluntarily waives any right to appeal the decision of the arbitrator(s) to the federal or state courts. The decision of the arbitrator(s) may be vacated, modified or corrected only upon the grounds specified in the Federal Arbitration Act.

        14.12 The United States District Court for the jurisdiction in which the arbitration is held may enter judgment upon any award rendered under this Article to ensure that the award is enforceable against The Parties. The Parties consent to the jurisdiction of that United States District Court for the enforcement of this Agreement and for the entry of judgment on any award. In the event that such Court lacks jurisdiction, then any court having jurisdiction of this matter may enforce this Article and enter judgment upon any award rendered under this Article.

        14.13 The Parties agree that [***] The written opinion rendered by the arbitrator(s) under clause 14.6 will include a determination as to which Party (if any) is to be considered the "prevailing Party" for the purposes of this Article. [***]

        14.14 The arbitrator(s) shall be bound by the express terms of this Agreement, and may not amend or modify such terms in any manner. Any award rendered by the arbitrator(s) shall be consistent with the terms of this Agreement, and such terms herein shall control the rights and obligations of the parties.

        14.15 Any dispute controversy or claim arising out of or related to this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the CPR Institute for Dispute Resolution, or successor ("CPR") then in effect, except where those rules conflict with these provisions, in which case these provisions control. The Parties shall agree upon the place of the Mediation once the mediator is selected. The Mediation shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are Parties.

        14.16 The mediator shall be neutral, independent, disinterested and shall abide by the Canons of Ethics of the American Bar Association for neutral, independent arbitrators and will be selected from a professional mediation firm such as ADR Associates or JAMS/ENDISPUTE or CPR.

        14.17 The Parties shall promptly confer in an effort to select a mediator by mutual agreement. In the absence of such an agreement, the mediator shall be selected from a list generated by CPR with each party having the right to exercise challenges for cause and two peremptory challenges within 72 hours of receiving the CPR list.

        14.18 The mediator shall confer with the Parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances shall the commencement of arbitration under Article 14.1, above, be delayed more than 45 days by the mediation process specified herein absent contrary agreement.

        14.19 Each Party agrees to toll all applicable statutes of limitation during the mediation process and not to use the period or pendancy of the mediation to disadvantage the other Party procedurally or otherwise. No statements made by either Party during the mediation may be used by the other Party during any subsequent arbitration or other proceeding.

        14.20 From the date one party notifies the other it wishes to commence an arbitration proceeding or a mediation, until such time as the matter has been finally settled through mediation or by arbitration the running of the time period referred to in Article 12.3 above, as to which a party must cure a breach shall be suspended as to the subject matter of the dispute.


ARTICLE 15 - MISCELLANEOUS

        15.1 Marketing Obligations. ArthroCare acknowledges that Ethicon and Gyrus have no affirmative obligation to sell the Licensed Products, and therefore shall not be obligated to use its best efforts or any other efforts in marketing the Licensed Products. All business decisions, including without limitation the design, manufacture, sale, price and promotion of the Licensed Products, shall be within the sole discretion of Ethicon and/or Gyrus.

15.2 Disputes as to Asserted Claims. Subject to the terms and conditions of this Agreement, [***]

15.3 Confidentiality and Publicity. No Party shall disclose the terms of this Agreement to an unaffiliated third party, except for legal, financial, accounting or other similar advisors who agree to keep the terms of this Agreement confidential, without the prior written approval of the other party, or as required by law or regulation. No Party shall use the fact of the agreement or any of its terms as a competitive tool. Furthermore, except as required by law or regulation, and except for information that has already been made public in the press release attached in Schedule G or otherwise agreed to by the parties, no party will originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other parties. To effectuate these provisions, within 15 days of the Effective Date, ArthroCare will issue the press release attached hereto as Schedule G, Ethicon and ArthroCare will generate an approved statement containing the portions of this agreement that may be disseminated to the public, and Ethicon and ArthroCare will also distribute this approved statement to their respective sales forces. Notwithstanding anything to the contrary herein, the Parties agree that an unintentional breach of Section 15.3 shall not be deemed to be a material breach so long as the breaching Party uses reasonable efforts to remedy or mitigate any such breach within a reasonable time after being notified of such breach. Furthermore, the Parties agree that Gyrus shall be permitted to issue the press release attached hereto as
Schedule I.

        15.4 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after delivery to a nationally recognized overnight delivery service, charges prepaid, three days after sent by registered or certified mail, postage prepaid, or when receipt is confirmed if by, facsimile or other telegraphic means:

        In the case of ArthroCare Corporation:

ArthroCare Corporation
                595 North Pastoria Avenue
                Sunnyvale, California 94086
                Attn:  Michael A. Baker
                Fax:  (408) 732-2752

                with a copy to:

                John T. Raffle, Esq.
ArthroCare Corporation
                595 North Pastoria Avenue
                Sunnyvale, California 94086
                Fax:  (408) 530-9143


        In the case of Ethicon:

Ethicon, Inc.
U.S. Route 22
Somerville, New Jersey 08976
Attn:  Vice-President, New Business Development
With a copy to:

Chief Patent Counsel
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933


In the case of Gyrus:

Gyrus Medical Ltd.
Fortran Road
St. Mellons, Cardiff
CF3 OLT, United Kingdom
Attn:  Managing Director
Fax:  44-1222-777-282

With a copy to:

Robert A. Molan, Esq.
Nixon & Vanderhye, P.C.
1100 North Glebe Road, 8th Floor
Arlington, Virginia  77201-4714
Fax:  (703) 816-4100

Such addresses may be altered by written notice given in accordance with this Article 15.4.

        15.5    Assignment.  [***]

        15.6 Force Majeure. Any delays in or failures of performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God; acts, regulations or laws of any government; strikes or other concerted acts of workers; fires; floats; explosions; riots; wars; rebellions; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

        15.7 Relationship of Parties. The Parties hereto are entering into this Agreement as independent contractors, and nothing herein is intended or shall be construed to create between the Parties a relationship of principal and agent, partners, joint venturers or employer and employee. No Party shall hold itself out to others or seek to bind or commit the other Parties in any manner inconsistent with the foregoing provisions of this Article.

        15.8    [***]

        15.9 Integration. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the matters contained herein, and there are no prior oral or written promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. The Parties may from time to time during the term of this Agreement modify any of its provisions by mutual agreement in writing.

         15.10   Other Disputes.  (a)    Issues or disputes pertaining to
patents, products or processes not specifically included within the terms and provisions of this Agreement are outside the scope of this Agreement. By way of example only and not limitation, issues concerning [***]

(b) The Parties agree that in the case of any action or proceeding brought in any court or tribunal in any country concerning the patents, products, or processes that [***]

        15.11 Headings. The inclusion of headings in this Agreement is for convenience only and shall not affect the construction or interpretation hereof.

        15.12 Construction. The Parties agree and acknowledge that this Agreement is the product of both parties and shall not be construed against either party.

       15.13 Governing Law. Except as provided in Article 14 above, the validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the internal laws of the State of Delaware.

       15.14 Patent Applications. The Parties will have access to confidential information regarding the ArthroCare and Ethicon Patents and Applications, such as the serial numbers of U.S. patent applications. All Parties agree to maintain the confidentiality of this information, and not to use this information against the other party in any confidential patent office proceeding that is not open to the public.

        15.15 Execution of Agreement in Counterparts. This Agreement may be executed in any number of counterparts, and execution by each of the Parties of any one of such counterparts will constitute due execution of this Agreement. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.


This Agreement is signed as indicated below by duly authorized representatives of
ArthroCare, Ethicon, and Gyrus, respectively.

ARTHROCARE CORPORATION



Date: _____________________             By: _____________________________
                                                        Michael A. Baker
                                                        President and CEO



ETHICON, INC.
MITEK SURGICAL PRODUCTS
GYNECARE
GYNECARE, INC.



Date: _____________________             By: _____________________________
                                                       Howard I. Zauberman
                                                       Vice-President,
                                                       Growth Technologies &
                                                       New Business Development




GYRUS MEDICAL LTD.


Date: _____________________             By: _____________________________
    Mark Goble, M.D.
Managing Director


SCHEDULE A

[***]

SCHEDULE B


[***]

SCHEDULE C


[***]

SCHEDULE D


[***]

SCHEDULE  E


[***]

SCHEDULE F
        [Counsel listed on last page.]







UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

ARTHROCARE CORP.                                No. C-98-00609 WHO
        Plaintiff,
        vs.                                     STIPULATED NOTICE OF DISMISSAL
WITH
ETHICON, INC. et al.                            PREJUDICE
        Defendants
                                                DATE:     June 29, 1999
                                                TIME:   12:00pm
                                                CTRM: 7

                                                Hon. William H. Orrick, Jr.
______________________________________

















Pursuant to Federal Rule of Civil Procedure 41(A)(1), the Parties to the above-captioned litigation agree to the dismissal with prejudice of the litigation and all claims, counterclaims, and defenses therein.

Accordingly, the Parties hereby stipulate and agree that all claims, counterclaims, and defenses therein the above-captioned litigation SHALL BE, and HEREBY ARE, dismissed with prejudice, with all parties to bear their own costs and attorney's fees.

DATED:          June ___, 1999                  Respectfully Submitted,


___________________________                     ______________________________
MATTHEW D. POWERS (Bar No. 104795)              MARTIN D. BERN (State Bar No.
153203)
JARED BOBROW (Bar No. 133712)              KELLY M. KLAUS (State Bar No. 16190
1)
BRADFORD SCHMIDT (Bar No. 174440)               33 New Montgomery Tower
WEIL, GOTSHAL & MANGES LLP                   Nineteenth Floor
Silicon Valley Office                          San Francisco, CA 94105-
9781
2882 Sand Hill Road, Suite 280                  (415) 512-4000
Menlo Park, CA 94025-7022
(650) 926-6200

Attorneys for Plaintiff                         GEORGE F. PAPPAS
ArthroCare Corporation                          VICKI MARGOLIS (State Bar No.
194029)
                                                CHELLIS E. NEAL
                                                VENABLE, BAETJER, HOWARD &
                                                CIVILETTI LLP
                                                1201 New York Avenue, N.W.
                                                Suite 1000
                                                Washington, D.C. 20005-3917
                                                Phone (202) 962-4800

                                                Attorneys for Defendants
                                                Ethicon, Inc., Mitek Surgical
Products,
                                                and Gynecare, Inc.










SCHEDULE G

ARTHROCARE AND ETHICON TO SETTLE LITIGATION
ETHICON LICENSES ARTHROCARE'S PATENTS IN TWO FIELDS

SUNNYVALE, CA--JUNE 24, 1999-- ArthroCare Corporation (NASDAQ:ARTC) today announced that ETHICON, Inc. and ArthroCare have agreed to settle a patent infringement claim brought by ArthroCare in February 1998 against ETHICON and the MITEK and GYNECARE divisions. Under the terms of the settlement, ETHICON will license ArthroCare's United States patents in the arthroscopy and gynecology markets and ArthroCare will dismiss the legal action.

Both companies will continue to be active in the marketplace. ETHICON, Inc. will pay ArthroCare a license fee and ongoing royalties on sales in the United States of certain arthroscopy and gynecology products. ArthroCare anticipates these payments will have a positive material impact on results for the quarter ending July 3, 1999. The settlement agreement also establishes a procedure for resolution of certain potential intellectual property disputes in these two markets without litigation. Additional terms of the settlement agreement were not disclosed.

ArthroCare has developed a broad technology platform for operating on soft tissue. The technology is based on a patented method of tissue removal, called Coblation(TM) technology, that is designed to improve the effectiveness and safety of standard surgical methods. Coblation technology uses radio frequency (RF) energy to remove tissue through a significantly cooler process than is possible with traditional electro- or laser-surgery. Coblation-assisted surgery has the potential to improve operative precision and efficiency compared with many standard surgical techniques and thereby reduce pain and speed recovery.

Except for historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, the value of intellectual property, the establishment of brand identity, and risks as detailed from time to time in the company's Securities and Exchange Commission filings, including ArthroCare's Form 10-K for the year ended January 3, 1999 and form 10-Q for the quarter ended April 3, 1999. Actual results may differ materially from management expectations.

ArthroCare Corporation is a medical device company redefining the standard in soft tissue surgery by developing, manufacturing, and marketing patented Coblation technology that allows surgeons to operate with increased precision and accuracy, with minimal damage to surrounding tissue. The company's systems are being used to perform many types of closed joint surgery, and have been introduced for use in cosmetic surgery and ear, nose and throat (ENT) surgery. ArthroCare's long-term strategy includes applying its patented platform technology to a broad range of other soft tissue surgical markets including various cardiology applications and the fields of urology, gynecology, and oral and general surgery. ArthroCare's web site can be found at www.arthrocare.com.

ETHICON, INC. is a Johnson & Johnson company marketing surgical devices in the areas of wound management, women's health, and surgical sports medicine. ETHICON's worldwide web address is www.ethiconinc.com.

#  #  #


SCHEDULE H


[***]

SCHEDULE I




M E M O R A N D U M


TO:             Peter Hawley

FROM:   Mark Goble

SUBJECT:        Draft Press Release on Arthrocare Settlement

DATE:   --- June 1999


Gyrus, the "PlasmaKinetic" endosurgical device company, announces the settlement of the US litigation brought by Arthrocare in February 1998 against Ethicon Inc relating to their importation, sale and distribution of Gyrus's VAPR(R) arthroscopic and VersaPoint(R) hysteroscopic systems in the US market. The VAPR(R) and VersaPoint(R) systems are manufactured by Gyrus and licensed to Ethicon Inc, a division of Johnson & Johnson.
Under the terms of the settlement, Ethicon has licensed Arthrocare's US patents in the arthroscopic and hysteroscopic gynaecology markets and Arthrocare has dismissed the legal action.

Both Ethicon and ArthroCare will continue to be active in developing the arthroscopic market. Ethicon will pay Arthrocare a license fee and ongoing royalties on sales in the United States of certain arthroscopic and gynaecological products. The settlement agreement also establishes a procedure for resolution of any future intellectual property disputes in these two markets worldwide without resorting to litigation. Additional terms of the settlement agreement were not disclosed.

In a separate agreement, Gyrus and Ethicon will share the costs of settlement including ongoing royalties on a proportional basis, comparable to their respective sharing of sales revenue. Gyrus will make a one-off charge of approximately 1M against the costs related to settling the litigation in the current financial year ending 30th June, 1999. Other aspects of the agreement include an extension of Gyrus's manufacturing exclusivity for the US market. Gyrus and Ethicon are also negotiating terms to support a more aggressive product development program for both the VAPR(R) and VersaPoint(R) product lines.

In the first half of the current financial year, Gyrus was able to report a 135% leap in product sales (4 million from 1.7 million), along with a sharp drop in pre-tax losses (0.9 million from 1.9
million).   The settlement of the US litigation has now removed what
could have been a significant risk to the future growth of the business and has simultaneously provided a much stronger barrier to other competitors seeking to enter the market. This has not been without its costs, not least in deflecting the focus of senior management from developing other aspects of the business. With resolution of this issue, Gyrus can now confidently move forward in developing additional markets and alliances.

Gyrus employ 190 people at their headquarters and manufacturing plant near Cardiff, Wales. Their factory includes a 3,000sq. ft. Class 10,000 Clean Room where the single use disposables for use with PlasmaKinetic systems are produced. Plans to develop an adjacent site which will increase production capacity significantly from January 2000 have been approved and the company is now moving into its next rapid scale up phase.

Gyrus Group PLC has its UK headquarters at Gyrus Group PLC., Fortran Road, St Mellons, Cardiff, Wales CF3 0LT. Tel: (01222) 300100, fax:
(01222) 300101.  You can also visit the company on the web at:
www.gyrus.co.uk


With Compliments,
Jean Garon PR
Tel: (01628) 483040
Fax: (01628) 486796
E-Mail: jean@garonpr.demon.co.uk
1
DC2/146182v7

FINAL